EXHIBIT 99.1
FOR IMMEDIATE RELEASE	Media Contacts:	Tad Hutcheson
October 27, 2004		tad.hutcheson@airtran.com
678.254.7442

Arne Haak (Financial)		Judy Graham-Weaver
407.318.5187		judy.graham-weaver@airtran.com
678.254.7448

AirTran Holdings Reports Third Quarter Results

ORLANDO, Fla. (October 27, 2004)-- AirTran Holdings, Inc., (NYSE: AAI), the parent company of AirTran Airways, Inc., today reported a net loss for the quarter ending September 30, 2004, of $9.8 million, or $0.11 per diluted share, versus net income of $19.6 million, or $0.24 per diluted share in the year-earlier quarter.

Commenting on the quarter's performance, Joe Leonard, AirTran Airways' chairman and chief executive officer, said, "During the third quarter of 2004, AirTran Airways experienced four hurricanes that impacted our Florida markets which account for over 50 percent of our traffic on an annualized basis. The effects of the hurricanes coupled with a weak revenue environment and record high fuel prices resulted in our loss during the third quarter." Leonard added, "The tireless efforts of our Crew Members to cope with the aftermath of the storms and to accommodate our passengers demonstrate one of the finest qualities of our AirTran Airways family."

Traffic, or revenue passenger miles (RPMs), increased 9.3 percent over the year-earlier period. Capacity, or available seat miles (ASMs), increased 14.5 percent reflecting five additional Boeing 737 and nine Boeing 717 aircraft in service during the current period. Both capacity and traffic statistics were negatively impacted by the storms resulting in a 3.3 percentage point reduction in load factor to 70.1 percent.

"Despite the intense competition in our industry, we continue to improve our product and attract customers, thanks largely to our Crew Members," said Robert L. Fornaro, AirTran Airways' president and chief operating officer. "Our people know that AirTran Airways is about hard work, team work and customer service."

Stan Gadek, AirTran Airways' senior vice president and chief financial officer, said, "While third quarter unit costs were affected by the hurricanes, we believe that the trend toward lowering unit costs will continue. We anticipate that our fourth quarter unit cost improvements will reflect greater savings as a result of additional cost reduction programs recently put into effect."

Highlights for the quarter include:

    Marked five years of service of the Boeing 717 aircraft.
    Obtained debt financing commitments for six B-737-700 aircraft. All B-737 deliveries through 2005 have now been financed.
    Took delivery of three B-737 aircraft and one B-717 aircraft during the third quarter.
    Announced service to Sarasota-Bradenton, Fla., effective December 17, 2004.
    Commenced Dallas/Ft. Worth to Los Angeles service.
    Enhanced A-Plus Rewards frequent flyer program and online check-in capabilities for passengers.
    Opened a $17 million maintenance hangar at Hartsfield-Jackson Atlanta International Airport.

AirTran Holdings, Inc., will conduct a conference call to discuss quarterly results today at 10:00 a.m. Eastern. A live broadcast of the conference call will be available via the internet at airtran.com.

AirTran Airways is one of America's largest low-fare airlines -- with 6,000 friendly, professional Crew Members and operating over 500 flights a day to more than 40 destinations. The airline's hub is at Hartsfield-Jackson Atlanta International Airport, the world's busiest airport by passenger volume, where it is the second largest carrier. AirTran Airways, a subsidiary of AirTran Holdings (NYSE: AAI), is the world's largest operator of the Boeing 717 and has America's youngest all-Boeing fleet. Visit airtran.com (America Online Keyword: AirTran).

Editor's note: Statements regarding the Company's operational and financial success, business model, expectation about future success, improved operational performance and our ability to maintain or improve our low costs are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company's ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2003. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

AirTran Holdings, Inc. Consolidated Statements of Operations (In thousands, except per share data and statistical summary) (Unaudited)
	Three Months Ended September 30,		Percent
	2004	2003	Change
Operating Revenues:
Passenger	$236,108	$229,818	2.7
Other	9,532	7,493	27.2
Total operating revenues	245,640	237,311	3.5

Operating Expenses:
Salaries, wages and benefits	70,037	59,332	18.0
Aircraft fuel	64,562	45,364	42.3
Aircraft rent	38,560	32,692	17.9
Distribution	11,922	11,651	2.3
Maintenance, materials and repairs	17,049	14,400	18.4
Landing fees and other rents	16,183	13,644	18.6
Aircraft insurance and security services	5,515	5,121	7.7
Marketing and advertising	7,186	5,902	21.8
Depreciation	3,662	3,322	10.2
Other operating	22,956	19,490	17.8
Total operating expenses	257,632	210,918	22.1
Operating (Loss) Income	(11,992)	26,393	--

Other (Income) Expense:
Interest income	(1,176)	(768)	53.1
Interest expense	4,646	7,287	(36.2)
Other (income) expense, net	3,470	6,519	(46.8)

Income Before Income Taxes	(15,462)	19,874	--
Income Tax Expense	(5,693)	261	--
Net (Loss) Income	$(9,769)	$19,613	--
	======	======
(Loss) Earnings per Common Share
Basic	$(0.11)	$0.27	--
Diluted	$(0.11)	$0.24	--
Weighted-average Shares Outstanding
Basic	85,597	73,732	16.1
Diluted	85,597	92,132	(7.1)

EBITDA	$(8,330)	$29,715	--
Operating margin	(4.9)%	11.1%	(16.0	)pts.
Net margin	(4.0)%	8.3%	(12.3	)pts.

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	Three Months Ended September 30,				Percent
	2004		2003		Change
Third Quarter Statistical Summary:
Revenue passengers	3,312,802		3,120,762		6.2
Revenue passenger miles (000s)	2,087,355		1,910,161		9.3
Available seat miles (000s)	2,979,243		2,601,682		14.5
Block hours	77,073		71,352		8.0
Passenger load factor	70.1%		73.4%		(3.3)	pts.
Break-even load factor	74.7%		67.1%		7.6	pts.
Average fare	$71.27		$73.64		(3.2)
Average yield per RPM	11.31	¢	12.03	¢	(6.0)
Passenger revenue per ASM	7.93	¢	8.83	¢	(10.2)
Operating cost per ASM	8.65	¢	8.11	¢	6.7
Fuel neutral cost per ASM	8.19	¢	8.11	¢	1.0
Non-fuel operating cost per ASM	6.48	¢	6.36	¢	1.9
Average cost of aircraft fuel per gallon	123.19	¢	97.27	¢	26.6
Gallons of fuel burned	52,408,848		46,638,586		12.4
Weighted-average number of aircraft	80		71		12.7

* Statistical calculations for 2003 exclude payment under the Emergency Wartime Supplemental Appropriations Act,
      2003 and convertible debt discount amortization of $38.1 million and $1.8 million and the related tax effect, respectively.

AirTran Holdings, Inc. Consolidated Statements of Operations (In thousands, except per share data and statistical summary) (Unaudited)
	Nine Months Ended September 30,		Percent
	2004	2003	Change
Operating Revenues:
Passenger	$735,555	$658,590	11.7
Cargo	--	715	--
Other	26,495	19,909	33.1
Total operating revenues	762,050	679,214	12.2

Operating Expenses:
Salaries, wages and benefits	199,191	171,507	16.1
Aircraft fuel	171,016	133,542	28.1
Aircraft rent	110,595	88,968	24.3
Distribution	37,271	34,419	8.3
Maintenance, materials and repairs	54,274	45,035	20.5
Landing fees and other rents	46,257	38,402	20.5
Aircraft insurance and security services	16,647	14,363	15.9
Marketing and advertising	21,421	18,890	13.4
Depreciation	9,849	9,945	(1.0)
Other operating	66,227	58,669	12.9
Total operating expenses	732,748	613,740	19.4
Operating Income	29,302	65,474	(55.2)

Other (Income) Expense:
Interest income	(3,314)	(2,043)	62.2
Interest expense	14,370	23,078	(37.7)
Payment under the Emergency Wartime Supplemental Appropriations Act, 2003	--	(38,061)	--
Convertible debt discount amortization	--	1,812	--
Other (income) expense, net	11,056	(15,214)	--

Income Before Income Taxes	18,246	80,688	(77.4)
Income Tax Expense	7,116	1,848	--
Net Income	$11,130	$78,840	(85.9)
	=======	=======
Earnings per Common Share
Basic	$0.13	$1.09	(88.1)
Diluted	$0.12	$0.99	(87.9)
Weighted-average Shares Outstanding
Basic	84,940	72,493	17.2
Diluted	89,380	81,776	9.3

EBITDA	$39,151	$75,419	(48.1)
Operating margin	3.8%	9.6%	(5.8	)pts.
Net margin	1.5%	11.6%	(10.1	)pts.
Net margin-adjusted*	1.5%	6.4%	(4.9	)pts.

(continued on next page)

	Nine Months Ended September 30,				Percent
	2004		2003		Change
Nine Month Statistical Summary:
Revenue passengers	9,717,696		8,643,229		12.4
Revenue passenger miles (000s)	6,180,938		5,269,195		17.3
Available seat miles (000s)	8,662,896		7,361,437		17.7
Block hours	227,111		203,055		11.8
Passenger load factor	71.3%		71.6%		(0.3)	pts.
Break-even load factor	69.6%		62.8%		6.8	pts.
Break-even load factor-adjusted*	69.6%		66.7%		2.9	pts.
Average fare	$75.69		$76.20		(0.7)
Average yield per RPM	11.90	¢	12.50	¢	(4.8)
Passenger revenue per ASM	8.49	¢	8.95	¢	(5.1)
Operating cost per ASM	8.46	¢	8.34	¢	1.4
Fuel neutral cost per ASM	8.19	¢	8.34	¢	(1.8)
Non-fuel operating cost per ASM	6.48	¢	6.52	¢	(0.6)
Average cost of aircraft fuel per gallon	113.81	¢	98.56	¢	15.5
Gallons of fuel burned	150,264,728		135,486,374		10.9
Weighted-average number of aircraft	76		66		15.2

* Statistical calculations for 2003 exclude payment under the Emergency Wartime Supplemental Appropriations Act,
      2003 and convertible debt discount amortization of $38.1 million and $1.8 million and the related tax effect, respectively.

Pursuant to Regulation G of the Securities and Exchange Commission, we are providing further disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures reported on a basis consistent with U.S. Generally Accepted Accounting Principles (GAAP). We believe that disclosing net margin and break-even load factor excluding special items is helpful to our investors in evaluating our operational performance because we believe that the payment received under the Emergency Wartime Appropriations Act, 2003 and the convertible debt discount amortization are events that do not occur on a regular quarterly basis. Additionally our disclosure of earnings before interest, taxes, depreciation and amortization (EBITDA) and operating costs (CASM), non-fuel operating cost (Non-fuel CASM) and fuel neutral cost per available seat mile (Fuel neutral CASM), are consistent with financial measures reported by other airlines and are comparable to financial measures required in our submissions to the United States Department of Transportation.
AirTran Holdings, Inc.
Reconciliation of GAAP Financial Information to
Non-GAAP Financial Information
(In thousands)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2004	2003	2004	2003
Adjusted Pre-Tax (Loss) Income
Reported Income Before Income Taxes	$(9,769)	$19,613	$11,130	$78,840
Payment under the Emergency Wartime Supplemental Appropriations Act, 2003	--	--	--	(38,061)
Convertible debt discount amortization	--	--	--	1,812
Adjusted pre-tax (loss) income	$(9,769)	$19,613	$11,130	$42,591
	======	======	======	======

Net Margin-Adjusted
Reported net (loss) income	$(9,769)	$19,613	$11,130	$78,840
Payment under the Emergency Wartime Supplemental Appropriations Act, 2003, net of tax	--	--	--	(37,189)
Convertible debt discount amortization, net of tax	--	--	--	1,771
Net (loss) income excluding special items	$(9,769)	$19,613	$11,130	$43,422
	======	======	======	======
Reported operating revenues	$245,640	$237,311	$762,050	$679,214
	======	======	======	======
Net margin excluding special items	(4.0)%	8.3%	1.5%	6.4%
	======	======	======	======

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AirTran Holdings, Inc.
Reconciliation of GAAP Financial Information to
Non-GAAP Financial Information (Continued)
(In thousands)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2004	2003	2004	2003
Break-even load factor-adjusted
Reported total operating expenses	$257,632	$210,918	$732,748	$613,740
Reported other (income) expense, net	3,470	6,519	11,056	(15,214)
Reported cargo revenue	--	--	--	(715)
Reported other revenue	(9,532)	(7,493)	(26,495)	(19,909)
Reported GAAP net expenses	251,570	209,944	717,309	577,902
Payment under the Emergency Wartime Supplemental Appropriations Act, 2003, pre-tax	--	--	--	38,061
Convertible debt discount amortization, pre-tax	--	--	--	(1,812)
Net expenses excluding special items	$251,570	$209,944	$717,309	$614,151
	======	======	======	======
Reported average yield per RPM (cents)	11.31	12.03	11.90	12.50
Available seat miles (000s)	2,979,243	2,601,682	8,662,896	7,361,437
Break-even load factor excluding special items	74.7%	67.1%	69.6%	66.7%
	======	======	======	======

The following table reconciles operating income to EBITDA:
Reported operating (loss) income	$(11,992)	$26,393	$29,302	$65,474
Exclude depreciation	3,662	3,322	9,849	9,945
EBITDA	$(8,330)	$29,715	$39,151	$75,419
	======	======	======	======

The following table shows the calculation of operating cost per ASM and non-fuel operating cost per ASM:
Operating cost	$257,632	$210,918	$732,748	$613,740
ASMs (000s)	2,979,243	2,601,682	8,662,896	7,361,437
Operating cost per ASM (cents)	8.65	8.11	8.46	8.34
	======	======	======	======

Operating cost	$257,632	$210,918	$732,748	$613,740
Less: aircraft fuel	(64,562)	(45,364)	(171,016)	(133,542)
Non-fuel operating cost	$193,070	$165,554	$561,732	$480,198
	======	======	======	======
ASMs (000s)	2,979,243	2,601,682	8,662,896	7,361,437
Non-fuel operating cost per ASM (cents)	6.48	6.36	6.48	6.52
	======	======	======	======

The following table shows the calculation of fuel neutral cost per ASM:
Operating cost	$257,632	$210,918	$732,748	$613,740
Gallons of fuel burned	52,408,848		150,264,728
Prior year cost of fuel (cents)	97.27		98.56
Aircraft fuel based on prior year price	50,978		148,101
Aircraft fuel for current period	64,562		171,016
Adjusted Operating cost	$244,048		$709,833
	======	======	======	======
ASMs (000s)	2,979,243	2,601,682	8,662,896	7,361,437
Fuel-neutral cost per ASM (cents)	8.19	8.11	8.19	8.34
	======	======	======	======